Exhibit 10.12

FIRST CITIZENS BANC CORP.

SUPPLEMENTAL NONQUALIFIED

EXECUTIVE RETIREMENT PLAN

TABLE OF CONTENTS

Section		Page
ARTICLE I

DEFINITIONS

1.1		Definitions.	1

1.2		Construction.	3

ARTICLE II

ELIGIBILITY FOR PLAN PARTICIPATION

2.1		Selection.	4

2.2		Beginning of Participation.	4

2.3		End of Participation.	4

ARTICLE III

BENEFITS

3.1	Retirement Benefit; Disability Benefit.		4

3.2		Reporting and Withholding.	4

3.3		Tax Treatment.	5

3.4	Acceleration and Delay; Change in Form of Payment.		5

ARTICLE IV

VESTING

4.1		In General.	5

4.2		Exceptions.	5

4.3		Years of Service.	6

ARTICLE V

	OVERPAYMENTS AND REPAYMENTS		6

ARTICLE VI

	BENEFICIARIES		6

(ii)

	ADMINISTRATIVE PROVISIONS

7.1		Administration.	6

7.2	Powers and Authorities of First Citizens Banc Corp. and Committee.		6

ARTICLE VIII

	AMENDMENT AND TERMINATION		7

ARTICLE IX

MISCELLANEOUS

9.1		Non-Alienation of Benefits.	7

9.2		Payment of Benefits to Others.	7

9.3		Plan Noncontractual.	7

9.4		Funding.	7

9.5		Claims and Review Procedures.	8

9.6		Claims of Other Persons.	9

9.7		Severability.	9

9.8		No Suspension of Payments.	9

9.9		Governing Law.	9

9.10		Headings.	9

9.11		TARP.	9

(iii)

FIRST CITIZENS BANC CORP.

SUPPLEMENTAL NONQUALIFIED

EXECUTIVE RETIREMENT PLAN

WHEREAS, First Citizens Banc Corp. (hereinafter referred to as “First Citizens Banc Corp.”) desires to establish the First Citizens Banc Corp. Supplemental Nonqualified Executive Retirement Plan (hereinafter referred to as the “Plan”) for the benefit of a select group of management and highly compensated employees employed by the Company;

NOW, THEREFORE, effective as of January 1, 2011, First Citizens Banc Corp. hereby establishes the Plan as hereinafter set forth.

ARTICLE I

DEFINITIONS

1.1 Definitions. Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.

(a) Accrued Benefit. The term “Accrued Benefit” shall mean the amounts set forth opposite each Participant’s name and Retirement age in Exhibit A attached hereto and made a part hereof.

(b) Affiliate. The term “Affiliate” shall mean all employers with which the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code, using fifty (50) percent as the percent of ownership required under such Code sections.

(c) Beneficiary. The term “Beneficiary” shall mean the person who, in accordance with the provisions of Article VI, shall be entitled to receive a distribution hereunder in the event a Participant dies before his interest under the Plan has been distributed to him in full.

(d) Board. The term “Board” shall mean the Board of Directors of First Citizens Banc Corp.

(e) Change of Control. The term “Change of Control” shall mean the occurrence of any of the following: (i) the sale, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of First Citizens Banc Corp. to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or (ii) any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of First Citizens Banc Corp., including by way of merger, consolidation, or otherwise.

(f) Committee. The term “Committee” shall mean the Compensation Committee of the Board.

(g) Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) Company. The term “Company” shall mean First Citizens Banc Corp., a bank holding company organized and existing under the laws of the State of Ohio and registered with the Board of Governors of the Federal Reserve System, its corporate successors, and the surviving corporation resulting from any merger of First Citizens Banc Corp. with any other corporation or corporations, and any United States subsidiary or affiliate of First Citizens Banc Corp. that adopts the Plan with the consent of First Citizens Banc Corp.

(i) Disability. The term “Disability” shall mean the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(j) Disability Benefit. The term “Disability Benefit” shall mean, with respect to a Participant who has a Separation from Service following the Participant’s Disability, a monthly amount (commencing with the first (1st) business day of the second (2nd) month following the month in which the Participant’s Separation from Service due to Disability occurs (provided that if the period prior to the first (1st) day of the second (2nd) month begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the year of payment), and ending with the 120th month thereafter) equal to one-twelfth (1/12) of the Participant’s Vested percentage of the Participant’s Accrued Benefit. A Disability Benefit shall be in lieu of a Retirement Benefit.

(k) Effective Date. The term “Effective Date” shall mean January 1, 2011.

(l) Eligible Employee. The term “Eligible Employee” shall mean an Employee who is an officer of the Company at the level of Vice President or higher.

(m) Employee. The term “Employee” shall mean an individual carried on and paid through the payroll of the Company as an employee.

(n) ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(o) Participant. The term “Participant” shall mean any Eligible Employee of the Company, who participates in the Plan pursuant to Article II of the Plan.

(p) Plan. The term “Plan” shall mean the First Citizens Banc Corp. Supplemental Nonqualified Executive Retirement Plan, as set forth herein with all amendments, modifications, supplements, and appendices hereinafter made.

(q) Plan Year. The term “Plan Year” shall mean any January 1 – December 31 calendar year.

(r) Retirement. The term “Retirement” shall mean a Participant’s Separation from Service with the Company for any reason, other than death or a Termination for Cause.

(s) Retirement Benefit. The term “Retirement Benefit” of a Participant shall mean, with respect to a Participant who has a Retirement and has not had a Separation from Service due to Disability, a monthly amount (commencing, except as otherwise provided in Section 3.1.2 hereof, with the first (1st) business day of the second (2nd) month following the month in which the Participant’s Retirement occurs (provided that if the period prior to the first (1st) day of the second (2nd) month begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the year of payment), and ending with the one hundred twentieth (120th) month thereafter) equal to one-twelfth (1/12) of the Participant’s Vested percentage of the Participant’s Accrued Benefit.

(t) Retirement Savings Plan. The term “Retirement Savings Plan” shall mean the Savings and Retirement Plan for First Citizens Banc Corp. and Affiliates (Plan No. 002).

(u) Section 409A. The term “Section 409A” shall mean Section 409A of the Code and the final regulations and other guidance issued thereunder.

(v) Separation from Service. The term “Separation from Service” shall mean the termination of employment of a Participant with the Company and its Affiliates, which termination of employment constitutes a “separation from service” within the meaning of Section 409A.

(w) Specified Employee. The term “Specified Employee” shall mean a “specified employee” within the meaning of Section 409A and any “specified employee” identification policy of First Citizens Banc Corp.

(x) Termination for Cause. The term “Termination for Cause” shall mean the termination of a Participant’s employment with the Company, which termination (i) prior to a Change of Control, the Board has determined, by resolution, is a “for cause” termination, and (ii) on and after a Change of Control is a termination by the Board for the Participant’s act of dishonesty, misappropriation, embezzlement, intentional fraud against the Company or any Affiliate, or the Participant’s conviction or the plea of nolo contendere in respect of a felony.

(y) Vested. The Term “Vested” shall mean the vested portion of a Participant’s Disability Benefit and Retirement Benefit determined by the Committee pursuant to Article IV of the Plan.

(z) Years of Service. The term “Years of Service” shall mean service credited to a Participant under the provisions of Article IV.

1.2 Construction. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

ARTICLE II

ELIGIBILITY FOR PLAN PARTICIPATION

2.1 Selection. Participation in the Plan shall be limited to a select group of executive management and highly compensated Eligible Employees, as determined and selected by the Committee in its sole discretion and ratified by the Board.

2.2 Beginning of Participation. Eligible Employees selected in 2011 pursuant to Section 2.1 to participate in the Plan shall become Participants as of the Effective Date. All other Eligible Employees shall be eligible to participate in the Plan as of the first January 1 following determination and selection by the Committee and ratification by the Board pursuant to Section 2.1.

2.3 End of Participation. An Employee shall cease to be a Participant immediately upon the first to occur of the following: (i) the Employee’s Separation from Service; or (ii) the end of the Plan Year in which the Committee, in its sole discretion, determines that the Employee is no longer an Eligible Employee.

ARTICLE III

BENEFITS

3.1 Retirement Benefit; Disability Benefit.

3.1.1 In General. Upon the Retirement of a Vested Participant, such Participant shall be entitled to a Retirement Benefit in lieu of all other Plan benefits. Upon the Separation from Service of a Participant due to Disability, such Participant shall be entitled to a Disability Benefit in lieu of all other Plan benefits. Payment of such benefits shall be made in accordance with Section 3.1.2 or the definition of the Retirement Benefit or Disability Benefit, as the case may be, in Article I.

3.1.2 Payment of Retirement Benefit to Specified Employees. Notwithstanding anything to the contrary, a Retirement Benefit payable upon the Retirement of a Vested Specified Employee, to the extent installments constitute nonqualified deferred compensation under Section 409A (taking into account that each installment is to be treated as a separate payment for purposes of Section 409A), shall not start to be paid until the thirty- (30-) day period commencing with the first day of the seventh (7th) month following the month of the Vested Specified Employee’s Retirement; provided that if such thirty- (30-) day period begins in one calendar year and ends in another calendar year, such Specified Employee shall have no right to designate the calendar year of payment.

3.1.3 No Acceleration. Except as permitted by Section 409A, no acceleration of the time or form of payment of the Retirement Benefit or Disability Benefit shall be permitted.

3.2 Reporting and Withholding. All accruals and payments under the Plan will be subject to any reporting, disclosures, and/or withholding required, in the sole judgment of the Company, to be made under applicable federal, state, local, or other laws then in effect, in amounts and in a manner determined in the sole discretion of the Company. If withholding of any taxes is required prior to payment hereunder, such taxes shall be withheld from the other compensation of the Participant, and the Participant through the Participant’s participation in the Plan acknowledges and authorizes such withholding without further action of the Company.

3.3 Tax Treatment. Notwithstanding any other provision of the Plan, although the Board, the Company, and any designee of the Board or the Company shall use their best efforts to avoid the imposition of taxation, penalties, and interest under Section 409A, the tax treatment of Plan benefits under the Plan shall not be, and is not, warranted or guaranteed. Neither the Company, the Board, nor any of their designees shall be held liable for any taxes, penalties, or other monetary amounts owed by a Participant or other person as a result of the Plan, any deferral or payment under the Plan, or the administration of the Plan.

3.4 Acceleration and Delay; Change in Form of Payment. Except as provided or permitted under Section 409A and/or Section 9.11 hereof, no acceleration or delay of the time or change in the form of payment of any Plan benefit shall be permitted.

ARTICLE IV

VESTING

4.1 In General. A Participant’s Retirement Benefit under the Plan shall become nonforfeitable and 100% Vested upon the earlier of (i) the Participant’s completion of ten (10) Years of Service, or (ii) the Participant’s Separation from Service due to Disability. Prior to a Participant’s completion of ten (10) Years of Service or Separation from Service due to Disability, the following vesting schedule shall apply, and the vested percentage determined pursuant to such vesting schedule shall be applied to the Participant’s Accrued Benefit:

Completed Years of Service	Vested Percentage
Less than 1	0%
1	10%
2	20%
3	30%
4	40%
5	50%
6	60%
7	70%
8	80%
9	90%
10 or more	100%

4.2 Exceptions. Notwithstanding any provision of the Plan to the contrary, if a Participant terminates employment with the Company because of death or a Termination for Cause, the Participant shall automatically forfeit all benefits, and rights to benefits (whether or not Vested, including, without limitation, the Participant’s Retirement Benefit and the Participant’s Disability Benefit) under the Plan.

4.3 Years of Service. Each twelve (12) month period of continuous employment of a Participant with the Company, commencing with the Participant’s date of hire with the Company and any Affiliate, shall constitute a Year of Service.

ARTICLE V

OVERPAYMENTS AND REPAYMENTS

If and to the extent permitted by Section 409A, in the event that the Board determines that the benefits actually paid under the Plan exceed the benefits that were properly payable to a Participant or Beneficiary pursuant to the Plan, the Company may, in addition to exercising any other legal remedies available, reduce or suspend future benefit payments in any manner that the Board in its sole discretion deems equitable and in accordance with Section 409A.

ARTICLE VI

BENEFICIARIES

In the event a Participant dies after the commencement of payment of the Participant’s Retirement Benefit, but before the amount of the Participant’s Retirement Benefit under Section 3.1 of the Plan has been paid in full, any remaining amounts shall be distributed in accordance with the same payment schedule as was applicable to the deceased Participant, to his Beneficiary(ies), who shall be the person(s) designated in writing (in the form and manner specified by either the Company or the Committee) as his Beneficiary(ies) under the Plan. In the event a Participant does not designate a Beneficiary or his designated Beneficiary does not survive the Participant, his beneficiary under the Retirement Savings Plan shall be his Beneficiary for Plan purposes. In the event a Participant does not have a Beneficiary designated under the Plan or a beneficiary designated under the Retirement Savings Plan, the deceased Participant’s estate shall be his Beneficiary for Plan purposes.

ARTICLE VII

ADMINISTRATIVE PROVISIONS

7.1 Administration. The Plan shall be administered by First Citizens Banc Corp. (and to the extent of the Committee’s powers and responsibilities, the Committee) as an unfunded “top hat” plan.

7.2 Powers and Authorities of First Citizens Banc Corp. and Committee. Except as otherwise specifically provided herein, First Citizens Banc Corp. (and to the extent of the Committee’s powers and responsibilities, the Committee) shall have full power and authority to interpret, construe, and administer the Plan, and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount, or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. First Citizens Banc Corp. may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to the Committee and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder.

ARTICLE VIII

AMENDMENT AND TERMINATION

First Citizens Banc Corp. reserves the right to amend or terminate the Plan at any time by action of the Board, in accordance with Section 409A, including Treasury Regulation Section 1.409A-3(j)(4)(ix)(C). In the event First Citizens Banc Corp. terminates the Plan (and all other “plans” required to be aggregated with the Plan) at a time not proximate to a downturn in the financial health of First Citizens Banc Corp., Plan termination distributions (calculated by the Committee based upon the

Participant’s Retirement Benefit as of the last day of the month preceding or coinciding with the Plan’s termination date) to Participants shall be automatically delayed for twelve (12) months following the date of Plan termination and shall be paid in a cash lump sum to each Participant within fifteen (15) days following the twelve- (12-) month anniversary of such Plan termination date; provided, however, that if such fifteen- (15-) day period begins in one calendar year and ends in another, the Participant shall have no right to designate the calendar year of payment. Thereafter, no new plan of the same type shall be adopted for three (3) years.

ARTICLE IX

MISCELLANEOUS

9.1 Non-Alienation of Benefits. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant or Beneficiary shall attempt to, or shall, alienate or in any way encumber his benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Committee may select.

9.2 Payment of Benefits to Others. If any Participant or Beneficiary to whom a benefit is payable is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to any individual deemed by the Committee to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 9.2 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

9.3 Plan Noncontractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of any such person for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.

9.4 Funding. The obligation of the Company under the Plan to provide a Participant or a Beneficiary with a benefit constitutes the unfunded, unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company.

9.5 Claims and Review Procedures. Generally benefits will be paid under the Plan without the necessity of filing a claim. Any Participant or Beneficiary (such

Participant or Beneficiary being referred to below as a “claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such claimant from the Plan. The claim must state with particularity the determination desired by the claimant.

The Committee shall, within ninety (90) days after the receipt of a written claim, send written notification to the claimant as to its disposition, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the final decision.

In the event the claim is wholly or partially denied, the written notification shall state the specific reason or reasons for the denial, include specific references to pertinent Plan provisions on which the denial is based, provide an explanation of any additional material or information necessary for the claimant to perfect the claim and a statement of why such material or information is necessary, and set forth the procedure by which the claimant may appeal the denial of the claim, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. If the claim has not been granted and notice is not furnished within the time period specified in the preceding paragraph, the claim shall be deemed denied for the purpose of proceeding to appeal in accordance with the following paragraph below.

In the event a claimant wishes to appeal the denial of his claim, the claimant may request a review of such denial by making written application to First Citizens Banc Corp. within sixty (60) days after receipt of the written notice of denial (or the date on which such claim is deemed denied if written notice is not received within the applicable time period specified in the paragraph above). Such claimant (or his duly authorized representative) may, upon written request to First Citizens Banc Corp., review documents which are pertinent to such claim, obtain copies of such documents free of charge, submit in writing issues and comments in support of his position, and may request a hearing, which First Citizens Banc Corp., in its sole discretion, may grant. Within sixty (60) days after receipt of the written appeal (unless an extension of time is necessary due to special circumstances or is agreed to by the parties), First Citizens Banc Corp. shall notify the claimant of its final decision. Such final decision shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to be claimant prior to the commencement of the extension. Any extension of time will not exceed sixty (60) days.

Any decision on review shall take into consideration all comments, documents, records, and other information submitted by the claimant (or the claimant’s duly authorized representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. Such decision must be written in a manner calculated to be understood by the claimant, and it must contain specific reasons for the decision, specific reference(s) to the pertinent Plan provisions upon which the decision was based, and such other matters as First Citizens Banc Corp. deems relevant. If the claim has not been granted and written notice is not provided within the time period specified above, the appeal shall be deemed denied.

If the claimant does not follow the procedures set forth above, the claimant shall be deemed to have waived his right to appeal benefit determinations under the Plan. In addition, the decisions, actions, and records of First Citizens Banc Corp. shall be conclusive and binding upon all persons having or claiming to have any right or interests in or under the Plan.

9.6 Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

9.7 Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

9.8 No Suspension of Payments. Monthly benefits of a Participant shall continue to be paid, notwithstanding the fact that the Participant returns to work for the Company.

9.9 Governing Law. To the extent not preempted by federal law, the provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio, without giving effect to its conflict of laws provisions. To the extent that Section 409A is applicable, the Plan is intended to comply with Section 409A, and the Board and/or the Committee shall interpret and administer the Plan in accordance with Section 409A (including, without limitation, the payment provisions of the Plan).

9.10 Headings. The headings of the Plan have been inserted for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

9.11 TARP. Notwithstanding any provision of this Plan to the contrary, for so long as First Citizens Banc Corp. is a participant in or otherwise subject to the United States Department of the Treasury’s (“Treasury”) Capital Purchase Program under the Troubled Assets Relief Program established pursuant to the Emergency Economic

Stabilization Act of 2008 (“EESA”), then to the extent any benefit under this Plan is subject to any change in the time and form of payment by EESA, such change in the time and form of payment of such benefit may only occur if the requirements of Internal Revenue Service Notice 2009-92, Section III.A. (or any guidance of the Treasury or the Internal Revenue Service subsequent thereto) are satisfied to prevent a violation of Section 409A.

EXECUTED at Sandusky, Ohio, this              day of                             , 2011, effective as of the Effective Date.

FIRST CITIZENS BANC CORP.

By:

Title:

EXHIBIT A

TO

FIRST CITIZENS BANC CORP.

SUPPLEMENTAL NONQUALIFIED EXECUTIVE RETIREMENT PLAN

Accrued Benefit

PARTICIPANT NAME	AGE AT 1/1/11	ACCRUED BENEFIT AT AGE
RICHARD J. DUTTON	47

Age 75 and beyond: $169,116.73 per year for 10 years

Age 74: $161,063.55 per year for 10 years

Age 73: $153,393.86 per year for 10 years

Age 72: $146,089.39 per year for 10 years

Age 71: $139,132.75 per year for 10 years

Age 70: $132,507.38 per year for 10 years

Age 69: $126,197.51 per year for 10 years

Age 68: $120,188.10 per year for 10 years

Age 67: $114,464.86 per year for 10 years

Age 66: $109,014.15 per year for 10 years

Age 65: $103,823 per year for 10 years

Age 64: $92,135.48 per year for 10 years

Age 63: $81,562.97 per year for 10 years

Age 62: $71,892.12 per year for 10 years

Age 61: $63,054.74 per year for 10 years

Age 60: $54,987.52 per year for 10 years

Age 59: $47,631.61 per year for 10 years

Age 58: $40,932.13 per year for 10 years

Age 57: $34,838.54 per year for 10 years

Age 56: $29,303.71 per year for 10 years

Age 55: $24,283.68 per year for 10 years

Age 54: $19,738.16 per year for 10 years

Age 53: $15,629.52 per year for 10 years

Age 52: $11,922.61 per year for 10 years

Age 51: $8,585.31 per year for 10 years

Age 50: $5,587.75 per year for 10 years

Age 49: $2,901.87 per year for 10 years

Age 48: $502.16 per year for 10 years

PARTICIPANT NAME	AGE AT 1/1/11	ACCRUED BENEFIT AT AGE
JAMES J. KRANCEVIC	56

Age 75 and beyond: $122,558.03 per year for 10 years

Age 74: $116,721.93 per year for 10 years

Age 73: $111,163.75 per year for 10 years

Age 72: $105,870.24 per year for 10 years

Age 71: $100,828.80 per year for 10 years

Age 70: $96,027.42 per year for 10 years

Age 69: $91,454.69 per year for 10 years

Age 68: $87,099.71 per year for 10 years

Age 67: $82,952.10 per year for 10 years

Age 66: $79,002.00 per year for 10 years

Age 65: $75,240.00 per year for 10 years

Age 64: $62,706.45 per year for 10 years

Age 63: $51,420.53 per year for 10 years

Age 62: $41,211.45 per year for 10 years

Age 61: $31,993.40 per year for 10 years

Age 60: $23,686.74 per year for 10 years

Age 59: $16,218.03 per year for 10 years

Age 58: $9,518.95 per year for 10 years

Age 57: $3,526.32 per year for 10 years

LEROY C. LINK	61

Age 75 and beyond: $27,008.70 per year for 10 years

Age 74: $25,722.57 per year for 10 years

Age 73: $24,497.69 per year for 10 years

Age 72: $23,331.13 per year for 10 years

Age 71: $22,220.13 per year for 10 years

Age 70: $21,162.02 per year for 10 years

Age 69: $20,154.31 per year for 10 years

Age 68: $19,194.58 per year for 10 years

Age 67: $18,280.55 per year for 10 years

Age 66: $17,410.05 per year for 10 years

Age 65: $16,581.00 per year for 10 years

Age 64: $11,134.82 per year for 10 years

Age 63: $6,267.87 per year for 10 years

Age 62: $1,916.24 per year for 10 years

PARTICIPANT NAME	AGE AT 1/1/11	ACCRUED BENEFIT AT AGE
JAMES E. MCGOOKEY	60

Age 75 and beyond: $111,362.64 per year for 10 years

Age 74: $106,059.66 per year for 10 years

Age 73: $101,009.20 per year for 10 years

Age 72: $96,199.23 per year for 10 years

Age 71: $91,618.32 per year for 10 years

Age 70: $87,255.54 per year for 10 years

Age 69: $83,100.52 per year for 10 years

Age 68: $79,143.35 per year for 10 years

Age 67: $75,374.62 per year for 10 years

Age 66: $71,785.35 per year for 10 years

Age 65: $68,367.00 per year for 10 years

Age 64: $49,864.81 per year for 10 years

Age 63: $33,250.84 per year for 10 years

Age 62: $18,357.78 per year for 10 years

Age 61: $5,044.25 per year for 10 years

DENNIS SHAFFER	48

Age 75 and beyond: $159,574.66 per year for 10 years

Age 74: $151,975.87 per year for 10 years

Age 73: $144,738.92 per year for 10 years

Age 72: $137,846.59 per year for 10 years

Age 71: $131,282.47 per year for 10 years

Age 70: $125,030.92 per year for 10 years

Age 69: $119,077.07 per year for 10 years

Age 68: $113,406.73 per year for 10 years

Age 67: $108,006.41 per year for 10 years

Age 66: $102,863.25 per year for 10 years

Age 65: $97,965.00 per year for 10 years

Age 64: $86,688.57 per year for 10 years

Age 63: $76,549.39 per year for 10 years

Age 62: $67,280.27 per year for 10 years

Age 61: $58,815.26 per year for 10 years

Age 60: $51,092.90 per year for 10 years

Age 59: $44,056.33 per year for 10 years

Age 58: $37,652.75 per year for 10 years

Age 57: $31,832.81 per year for 10 years

Age 56: $26,551.24 per year for 10 years

Age 55: $21,765.50 per year for 10 years

Age 54: $17,436.51 per year for 10 years

Age 53: $13,527.82 per year for 10 years

PARTICIPANT NAME	AGE AT 1/1/11	ACCRUED BENEFIT AT AGE
		Age 52: $10,005.84 per year for 10 years Age 51: $6,839.13 per year for 10 years Age 50: $3,998.86 per year for 10 years Age 49: $1,458.31 per year for 10 years

PAUL J. STARK	52

Age 75 and beyond: $172,374.52 per year for 10 years

Age 74: $164,166.21 per year for 10 years

Age 73: $156,348.77 per year for 10 years

Age 72: $148,903.59 per year for 10 years

Age 71: $141,812.94 per year for 10 years

Age 70: $135,059.94 per year for 10 years

Age 69: $128,628.52 per year for 10 years

Age 68: $122,503.35 per year for 10 years

Age 67: $116,669.86 per year for 10 years

Age 66: $111,114.15 per year for 10 years

Age 65: $105,823.00 per year for 10 years

Age 64: $91,411.39 per year for 10 years

Age 63: $78,539.34 per year for 10 years

Age 62: $66,831.55 per year for 10 years

Age 61: $56,197.57 per year for 10 years

Age 60: $46,553.31 per year for 10 years

Age 59: $37,820.71 per year for 10 years

Age 58: $29,927.63 per year for 10 years

Age 57: $22,806.94 per year for 10 years

Age 56: $16,396.52 per year for 10 years

Age 55: $10,638.71 per year for 10 years

Age 54: $5,480.07 per year for 10 years

Age 53: $871.51 per year for 10 years

KEVIN J. JONES	54

Age 75: $73,179.72 per year for 10 years

Age 74: $69,694.97 per year for 10 years

Age 73: $66,376.16 per year for 10 years

Age 72: $63,215.39 per year for 10 years

Age 71: $60,205.14 per year for 10 years

Age 70: $57,338.23 per year for 10 years

Age 69: $54,607.83 per year for 10 years

Age 68: $52,007.46 per year for 10 years

Age 67: $49,530.92 per year for 10 years

Age 66: $47,172.30 per year for 10 years

Age 65: $44,926.00 per year for 10 years

PARTICIPANT NAME	AGE AT 1/1/11	ACCRUED BENEFIT AT AGE

Age 64: $38,489.91 per year for 10 years

Age 63: $32,699.98 per year for 10 years

Age 62: $27,442.09 per year for 10 years

Age 61: $22,674.66 per year for 10 years

Age 60: $18,359.10 per year for 10 years

Age 59: $14,459.35 per year for 10 years

Age 58: $10,942.25 per year for 10 years

Age 57: $7,777.12 per year for 10 years

Age 56: $4,935.13 per year for 10 years

Age 55: $2,389.97 per year for 10 years

Age 54: $117.15 per year for 10 years

MICHAEL MILCHEN	54

Age 75: $87,948.91 per year for 10 years

Age 74: $83,760.86 per year for 10 years

Age 73: $79,772.25 per year for 10 years

Age 72: $75,973.57 per year for 10 years

Age 71: $72,355.78 per year for 10 years

Age 70: $68,910.27 per year for 10 years

Age 69: $65,628.83 per year for 10 years

Age 68: $62,503.65 per year for 10 years

Age 67: $59,527.28 per year for 10 years

Age 66: $56,692.65 per year for 10 years

Age 65: $53,993.00 per year for 10 years

Age 64: $46,336.26 per year for 10 years

Age 63: $39,438.16 per year for 10 years

Age 62: $33,172.53 per year for 10 years

Age 61: $27,489.88 per year for 10 years

Age 60: $22,344.14 per year for 10 years

Age 59: $17,692.93 per year for 10 years

Age 58: $13,496.75 per year for 10 years

Age 57: $9,718.89 per year for 10 years

Age 56: $6,325.39 per year for 10 years

Age 55: $3,285.04 per year for 10 years

Age 54: $568.50 per year for 10 years

JAMES SACCARDI	61

Age 75: $70,788.50 per year for 10 years

Age 74: $67,417.62 per year for 10 years

Age 73: $64,207.26 per year for 10 years

Age 72: $61,149.77 per year for 10 years

Age 71: $58,237.88 per year for 10 years

Age 70: $55,464.64 per year for 10 years

PARTICIPANT NAME	AGE AT 1/1/11	ACCRUED BENEFIT AT AGE

Age 69: $52,823.47 per year for 10 years

Age 68: $50,308.07 per year for 10 years

Age 67: $47,912.45 per year for 10 years

Age 66: $45,630.90 per year for 10 years

Age 65: $43,458.00 per year for 10 years

Age 64: $32,509.65 per year for 10 years

Age 63: $22,752.71 per year for 10 years

Age 62: $13,996.15 per year for 10 years

Age 61: $6,157.96 per year for 10 years